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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1991 Employee and Consultant Stock Plan of DSP Group, Inc. of our reports dated January 25, 1999 (except for
Note 9, as to which the date is February 18, 1999), with respect to the consolidated financial statements and schedule of DSP Group, Inc., included in its Annual Report on Form 10-K for the year ended December 31, 1998 filed with the Securities and Exchange Commission.

                                      /s/ ERNST & YOUNG LLP

Palo Alto, California
July 22, 1999